Exhibit 3

Bogotá D.C., December 9, 2002

Republic of Colombia
Ministry of Finance and Public Credit
Carrera. 7A, No. 6-45, Piso 8
Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Acting Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statements under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission on February 16, 2001 (Registration Statement No. 333-13172) and June 14, 2001 (Registration Statement No. 333-13624), as amended (the “Registration Statements”), of $500,000,000 aggregate principal amount of the Republic’s 10.75% Global Bonds due 2013 (the “Securities”), I have reviewed the following documents:

(i)      the Registration Statements and the related Prospectus dated June 14, 2001 included in Registration Statement No. 333-13624, as supplemented by the Prospectus Supplement dated December 2, 2002 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(ii)     an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994 between the Republic and JPMorgan Chase Bank, the form of which was incorporated by reference as an exhibit to each of the Registration Statements;

(iii)    the global Security dated December 9, 2002 in the principal amount of $500,000,000, executed by the Republic;

(iv)    an executed copy of the Authorization Certificate dated December 9, 2002 pursuant to which the terms of the Securities were established;

(v)     all relevant provisions of the Constitution of the Republic and the following laws and decrees of the Republic, under which the issuance of the Securities has been authorized (copies and translations of which have been filed as part of Exhibit F to Registration Statement No. 333-13172): Law 533 of November 11, 1999, the surviving portions of Law 185 of January 27, 1995, Law 80 of October 28, 1993 and Decree 2681 of December 29, 1993; and

(vi)    the following acts of the Republic under which the issuance of the Securities has been authorized (copies and translations of which are attached as exhibits hereto): the Acts of the meetings held on May 31, 2001, June 13, 2002 and June 20, 2002 by the Interparliamentary Commission of Public Credit, External Resolution No. 3 of

May 25, 2001 and External Resolution No. 2 of June 7, 2002 of the Board of Directors of the Central Bank of Colombia, CONPES 3156 MINHACIENDA, DNP: DIFP, dated March 5, 2002, CONPES 3176 MINHACIENDA, DNP: DIFP, dated July 15, 2002 and Resolution No. 2526 of November 27, 2002 of the Ministry of Finance and Public Credit.

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2001 and to the use of the name of the Acting Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “Validity of the Bonds” in the Prospectus Supplement referred to above.

Very truly yours,

/s/ Oscar Januario Bocanegra Ramírez

Oscar Januario Bocanegra Ramírez
Acting Head of the Legal Affairs Group of the
General Directorate of Public Credit of the
Ministry of Finance and Public Credit of
the Republic of Colombia

2

THE UNDERSIGNED SECRETARY OF THE HONORABLE
INTERPARLIAMENTARY COMMISSION OF PUBLIC CREDIT

CERTIFIES THAT:

In session held on May 31, 2001, the Inter-parliamentary Commission of Public Credit has given unanimously its favorable opinion so that the Nation – Ministry of Finance and Public Credit shall enter into external loans with the commercial or multilateral banking or through a bond issue in the international capital markets up to an amount of US $ 1.8 billion or its equivalent in other currencies, intended to finance budgetary allocations for FY2002.

                      (Signed)
AÍDA CIPAGAUTA RODRÍGUEZ
SECRETARY

Given in Santa Fe de Bogotá D. C., as of May 31, 2001.

This document has been translated by
Carlos Arturo Peñaranda Cruz
Sworn Translator licensed by
Resolution No. 00037 issued on
January 28, 1998

THE UNDERSIGNED TECHNICAL SECRETARY OF THE
HONORABLE
INTERPARLIAMENTARY COMMISSION OF PUBLIC CREDIT

CERTIFIES THAT:

In session held on June 13, 2002, the Interparliamentary Commission of Public Credit has given unanimously its definitive favorable opinion, ratified during session held on June 20, 2002, so that the Nation – Ministry of Finance and Public Credit shall issue certificates in the international capital markets up to an amount of US $ 200 million to finance budgetary appropriations for FY2003.

                        (Signed)
AÍDA CIPAGAUTA RODRÍGUEZ
SECRETARY

Given in Bogotá D. C., as of June 20, 2002

This document has been translated by
Carlos Arturo Peñaranda Cruz
Sworn Translator licensed by
Resolution No. 00037 issued on
January 28, 1998

THE UNDERSIGNED TECHNICAL SECRETARY OF THE
HONORABLE
INTERPARLIAMENTARY COMMISSION OF PUBLIC CREDIT

CERTIFIES THAT:

In session held on June 20, 2002, the Interparliamentary Commission of Public Credit has given unanimously its favorable prior opinion so that the Nation – Ministry of Finance and Public Credit manage the contracting of external loans with the commercial or multilateral banking or through the issuance of certificates in the international capital markets, up to an amount of US $ 400 million or its equivalent in other currencies, intended to finance budgetary appropriations for FY2003.

                        (Signed)
AÍDA CIPAGAUTA RODRÍGUEZ
SECRETARY

Given in Bogotá D. C., as of June 20, 2002.

This document has been translated by
Carlos Arturo Peñaranda Cruz
Sworn Translator licensed by
Resolution No. 00037 issued on
January 28, 1998

EXTERNAL RESOLUTION Nº 3 OF 2001
(May 25)

Whereby the financial conditions to which the Republic must be subject to place external public debt certificates in the international capital markets are set forth.

THE BOARD OF DIRECTORS OF THE BANCO DE LA REPÚBLICA

In use of its legal and constitutional powers, in special those conferred by letters c) and h) of Article 16 of Law 31 of 1992,

RESOLVES:

Article 1.- Without prejudice of the fulfillment of the other requisites set forth by the laws in force and in order to ensure the placement shall take place according to the market conditions, the securities in foreign currency up to an amount of US $ 2.2 billion or its equivalent in other currencies to be issued and placed by the Nation in the international capital markets and which proceeds shall be intended to finance budgetary allocations for FY2002, shall be subject to the financial conditions listed below:

PERIOD: Greater than 2 (two) years according to the market to be accessed.

INTEREST:
Fixed or variable rates according to market conditions prevailing on the date of placement of securities, subject to the limit provided for by the Board of Directors of Banco de la República to the Ministry of Finance and Public Credit.

OTHER EXPENSES AND FEES:    Those ones corresponding to this sort of operations.

Paragraph.- Without the due fulfillment of the financial conditions provided for herein, the aforementioned certificates may not be offered or placed.

Article 2.- If conditions are favorable to issue and place securities in foreign currency during this Fiscal Year, the National Government, based on the authorized quota under Article 1 of this Resolution, can place securities in foreign currency in the international markets.

Article 3.- Whenever an issuance is scheduled to be made, the General Director of Public Credit shall report to the Board of Directors of Banco de la República. Likewise, the aforementioned officer will submit a report to the Banco de la República about the result of the placement of securities referred to herein within the 10 (ten) days after the date of issuance.

Article 4.- This resolution is valid as from the date of its publication.

Given in Santa Fe de Bogotá as of May 25, 2001.

(Signed)	(Signed)
JUAN MANUEL SANTOS CALDERÓN	GERARDO HERNÁNDEZ CORREA
President	Secretary

This document has been translated by
Carlos Arturo Peñaranda Cruz
Sworn Translator licensed by
Resolution No. 00037 issued on
January 28, 1998

2

EXTERNAL RESOLUTION Nº 2 OF 2002
(June 7)

Whereby the financial conditions to which the Republic must be subject to place external public debt certificates in the international                                                                                       capital markets are set forth.

THE BOARD OF DIRECTORS OF THE BANCO DE LA REPÚBLICA

In use of its legal and constitutional powers, in special those conferred by letters c) and h) of Article 16 of Law 31 of 1992,

RESOLVES:

Article 1.- Without prejudice of the fulfillment of the other requisites set forth by the laws in force and in order to ensure the placement shall take place according to the market conditions, the securities in foreign currency up to an amount of US $ 600 million or its equivalent in other currencies to be issued and placed by the Nation in the international capital markets and which proceeds shall be intended to finance budgetary appropriations for FY2003, shall be subject to the following financial conditions:

PERIOD: Greater than 2 (two) years according to the market to be accessed.

INTEREST:
Fixed or variable rates according to market conditions prevailing on the date of placement of securities, subject to the limits provided for by the Board of Directors of Banco de la República to the Ministry of Finance and Public Credit.

OTHER EXPENSES AND FEES:    Those ones corresponding to this sort of operations

Paragraph.- Without the due fulfillment of the financial conditions provided for herein, the aforementioned certificates may not be offered or placed.

Article 2.- If conditions are favorable to issue and place securities in foreign currency during this Fiscal Year, the National Government, based on the authorized quota under Article 1 of this Resolution, may place securities in foreign currency in the international markets.

Article 3.- Whenever an issuance is scheduled to be made, the General Director of Public Credit shall report to the Board of Directors of Banco de la República. Likewise, the aforementioned officer will submit a report to the Banco de la República about the result of the placement of securities referred to herein within the 10 (ten) days after the date of issuance.

Article 4.- This resolution is valid as from the date of its publication.

Given in Santa Fe de Bogotá as of June 7, 2002.

(Signed)	(Signed)
JUAN MANUEL SANTOS CALDERÓN	GERARDO HERNÁNDEZ CORREA
President	Secretary

This document has been translated by
Carlos Arturo Peñaranda Cruz
Sworn Translator licensed by
Resolution No. 00037 issued on
January 28, 1998

2

CONPES 3156 Document
National Council of Economic and Social Policies
Republic of Colombia
National Planning Department

AUTHORIZATION GRANTED TO THE NATION TO CONTRACT EXTERNAL LOANS UP TO US $ 450 MILLION OR ITS EQUIVALENT IN OTHER CURRENCIES INTENDED TO FINANCE BUGETARY ALLOCATIONS FOR Y2002

Ministry of Finance and Public Credit
DNP: DIFP

Approved version

THE WAY TO BUILD THE PEACE

Bogotá, D. C., March 5, 2002

I.	INTRODUCTION

Pursuant to provisions of Articles 8 and 19 of Decree 2681 of 1993, this document submits to the approval of the CONPES the authorization to be given to the Nation to contract external credit transactions up to US $ 450 million, or its equivalent in other currencies, in order to finance top priority budgetary appropriations for Y2002.

II.     BACKGROUND

Y2002 Financial Plan made by the CONFIS sets forth net financing requirements of the Central Government as follows:

Chart 1
Y2002 FINANCIAL PLAN	US $MILLION
FINANCING	4,346
Net external credit	358
Disbursements	2,439
Specific multilateral and free allocation	1,939
Notes	500
Repayments	2,081
Net domestic credit	1,327
Disbursements	4,608
Amortizations	3,281
External notes to pre-finance Y2002	1,900
Colombian Central Bank’s profits	417
Others	344

As to external proceeds, it was set forth that US $ 1.939 billion would be financed through the multilateral banking and US $ 500 million through notes to meet repayments for US $ 2.081 billion and raise fresh funds for US $ 358 million.

In addition to the aforementioned US $ 500 million to be financed with notes issued in the external markets, the Financial Plan counts with US $ 1.9 billion that were pre-financed in Y2001, because the Ministry of Finance and Credit Public found convenient to supply the needs for Y2002 due to the good performance of the Colombian notes in the international markets.

Based on the authorizations granted by means of the following CONPES documents, an amount equivalent to US $ 1.9 billion was placed by late 2001 (please refer to Chart 2):

3114 of May 25, 2001 (US $ 1 billion)
3132 of September 3, 2001 (US $ 500 million)
3141 of November 15, 2001 (US $ 250 million)
3145 of December 6, 2001 (US $ 250 million)1.

[1]	From the total authorized amount, US $150 have been placed only.

2

Chart 2

Y2002 Pre-financing

MARKET	AMOUNT	DATE OF ISSUE	PERIOD	COUPON
US Dollar	US $ 500 million	June 13, 2001	5 years	10.5%
Euro	€ 200 million	June 21, 2001	7 years	11.375%
US Dollar	US $ 325 million	August 21, 2001	20 years	11.75%
US Dollar	US $ 500 million	November 21, 2001	10 years	10%
US Dollar[2]	US $ 400 million	December 21, 2001	10 years	10%
Total US Dollar	US $ 1.725 billion
Total Euros	€ 200 million

III.     JUSTIFICATION

In accordance with the parameters set forth in the Financial Plan, this authorization almost fills the external financial needs for Y2002, allowing the Treasury to meet all its obligations for the present fiscal year. The above would be accomplished provided the foreseen financing level with the multilateral banking may be maintained.

It is considered as prudent to carry out this financing because there are favorable factors to get these funds on a successful way, as shown below:

A.    Window of opportunity

The progress of the National Government as to structural reforms have allowed Colombia to recover the macroeconomic stability and confidence of the international capital markets; because of the foregoing, the Colombian debt has become very attractive among international and domestic investors.

Additionally, during the past year, the Colombian proactive3 financing strategy has generated a good image in the international markets. Because of this, the Colombian debt spreads have been materially reduced (please refer to Chart 1).

After a long period of decay of Colombian asset prices, the last twelve months have shown a positive performance of the Colombian debt. This price behavior is highlighted when it is analyzed at the light of the global environment and in very negative emergent markets4.

[2]	Reopening of the November 21, 2001 issue.

[3]	Diversification of financial sources; innovation and flexibility to meet investors' demand; expansion of investors base; good management of debt transactions.

[4]
Emerging countries have shown a negative environment due to the Argentina crisis. This fact reduces investors base that somehow may become a hindrance for some countries to enter international markets. The foregoing is aggravated by the uncertainty by the speed needed by the US economy to recover from its present slowdown; additionally, the possibility of a devaluation in Venezuela would affect the performance of the Colombian exports.

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However, during the past weeks there has been an upward trend, reasserting the need of a fiscal adjustment policy (Chart 2)

Performance of the Colombian Spreads during year 2002

B.    Presidential Election

The National Government is aware of the securing of the political transition without affecting the macroeconomic balance. Generally, the sovereign spreads show a high volatility when presidential elections are close, such as the recent experiences in Mexico and Perú.

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Therefore, it is advisable to leave a financed budget of Y2002. This is a step to grant the new administration the necessary financing from the international capital markets that let maintain current levels of debt cost.

The Colombian debt funding experience has shown to be very successful because it has been able to get most of the external financing with more than six months in advance. The financial costs derived from these transactions do not provide for the payment of higher interest rates because they were counted within the Y2002 budget.

International analysts have certified as outstanding the fiscal management of President Pastrana’s administration because, despite the economic difficulties; the Government has reduced the consolidated fiscal deficit from 5.8 % in 1999 to 3.3 % in 2001. They also say that the approved structural reforms reflect the political consensus to face the fiscal problems. To summarize, the actions of the economic team are restoring the international confidence in Colombia.

IV.    DESCRIPTION OF THE FINANCING TO BE CONTRACTED

The financing to be contracted consists of a syndicated loan guaranteed by the Corporación Andina de Fomento –CAF- and one transaction in the external capital market.

A.    Syndicated Loan guaranteed by the CAF

The National Government has foreseen the contracting of a syndicated loan with the commercial banking up to an amount of US $ 250 million partially guaranteed up to a 30 by the CAF %.

Within the products offered by the CAF, there are partial guarantees to financings from the commercial banking or the international bond markets.

The CAF becomes an ideal source because it counts with instruments that facilitate the access to funds to support member countries when other financing alternatives are difficult or expensive.

Syndicated loans to be contracted will have about a 5-year term and fixed- or floating interest rate based on LIBOR that is determined according to market conditions.

B.    Notes

In addition to the syndicated loan, the Ministry of Finance and Public Credit has contemplated a issuance of notes in the international capital markets for US $ 200 million. Financial conditions of the notes are determined by the market, but they must be subject to the specifications provided for by the Ministry of Finance and Public Credit.

IV.    RECOMMENDATIONS

The Ministry of Finance and Public Credit and the National Planning Department recommend the CONPES:

5

1.
To authorize the Nation to contract operations related to public external credit transactions up to an amount of US $ 450 million or its equivalent in other currencies to finance top priority budgetary appropriations for Y2002

This document has been translated by
Carlos Arturo Peñaranda Cruz
Sworn Translator licensed by
Resolution No. 00037 issued on
January 28, 1998

6

CONPES 3176 Document
National Council of Economic and Social Policies
Republic of Colombia
National Planning Department

AUTHORIZATION GRANTED TO THE NATION TO OPEN EN EXTERNAL INDEBTEDNESS QUOTA UP TO AN AMOUNT OF US $ 600 MILLION OR ITS EQUIVALENT IN OTHER CURRENCIES INTENDED TO PRE-FINANCE BUGETARY ALLOCATIONS FOR Y2003

Ministry of Finance and Public Credit
DNP: DIFP

Approved version

THE WAY TO BUILD THE PEACE

Bogotá, D. C., July 15, 2002

I.    INTRODUCTION

Pursuant to provisions of Articles 8 and 19 of Decree 2681 of 1993, this document submits to the approval of the CONPES the authorization to be given to the Nation to open an external indebtedness quota up to an amount of US $ 600 million, or its equivalent in other currencies, in order to finance budgetary appropriations for Y2003.

II.    BACKGROUND

Considering the good performance of the Colombian certificates in the international capital markets during Y2001 and in order to guarantee the external financing for Y2002, the Ministry of Finance and Public Credit found convenient to begin the pre-financing of the budgetary appropriations for FY2002. Hence, during Y2001 the following pre-financing transactions were carried out with the placement of external debt certificates for a total of US $ 1.9 billion based on authorizations for US $ 2 billion granted by the CONPES in line with the following documents:

•	3114 of May 25, 2001: Indebtedness quota for US $ 1 billion
•	3132 of September 3, 2001: Indebtedness quota for US $ 500 million
•	3141 of November 15, 2001: Indebtedness quota for US $ 250 million
•	3145 of December 6, 2001: Indebtedness quota for US $ 250 million

Chart No. 1

Placements carried out during Y2001 to pre-finance Y2002

MARKET	AMOUNT US $ million	DATE OF ISSUE	PERIOD	COUPON
US Dollar	500	June 13, 2001	5 years	10.5%
Euro	175	June 21, 2001*	7 years	11.375%
US Dollar	325	August 21, 2001**	20 years	11.75%
US Dollar	500	November 21, 2001	10 years	10%
US Dollar	400	December 21, 2001***	10 years	10%
Total	1.9 billion

*	Reopening of Euro-denominated Note
**	Reopening of 20-year Global Note
***	Reopening of 10-year Note in the domestic market

Placements for a total of US $ 200 million have been carried out during Y2002, in line with the following breakdown: i) US $ 100 million are based on the balance authorized to pre-finance Y2002, (ii) US $ 100 million are based on the authorization granted by CONPES-3156-March-5-2002 Document, by means of which the Nation is authorized to open an indebtedness quota up to US $ 200 million in order to finance budgetary appropriations for Y2002. Considering the foregoing, the amount authorized by the CONPES to finance budgetary appropriations during this year, US $ 100 million are still to be placed.

The result of this financing strategy for Y2002 was favorable, as it minimized the volatility of both the domestic interest rates and exchange rate for there was a certainty on the Nation’s financing during the election period and peace negotiations. It is worth to remark that this pre-financing strategy for Y2002 has been recognized as one of the best of its kind because it covered the international market volatility, improving the investors’ confidence.

Likewise, the Nation placed notes at favorable rates, taking advantage of the historical moments of the US Treasury notes’ rates. Additionally, the Colombian notes spread was kept at low levels, despite the external volatility caused by the Argentinean crisis.

Justification

The following ones are the main reasons to ask the CONPES an indebtedness quota up to US $ 600 million to finance budgetary appropriations for FY 2003:

1. Repayment level for Y2003

Along these past years, the repayments of the external debt of the National Central Government have shown a historical rising trend, reaching its highest peak in Y2003.

Source: General Directorate of Public Credit

The foregoing, despite the developments of debt management transactions leading to improvement of the maturity profile of the Nation’s debt, such as the exchange of external notes on a voluntary basis with maturities as of 2002 and 2005 by Class-B-TES certificates with maturities as of 2007, 2009 and 2012. This transaction was carried out in May 2002.

Despite the external debt exchange in which a total of about US $ 600 million in notes were repurchased and repayments for US $ 173 million were reduced for 2003, the re-financing risk is latent for Y2003 with repayments of US $ 2.504 billion, of which there is a concentration of 58 % of the total foreseen for Y2003, having payments for US $ 620 million scheduled for the first quarter and US $ 873 million for the second quarter.

Source: General Directorate of Public Credit

As to the repayment of bonds for Y2003, there is an obligation that amounts up to US $ 1.2 billion after the exchange:

According to the public external debt projection, for Y2003 the National Government will have to cover repayments for an amount about US $ 2.504 billion1. These are very high figures, specially compared to US $ 2.103 billion in Y2002. There will be also a rise in the payment of interest rates and fees2 of the National Government, because there is a shift from US $ 1.649 in Y2002 to US $ 1.754 in Y2003.

2. Conditions of the International Market

The continue volatility of the capital flows forces the National Government to adopt strategies to ensure the financing of the budget for Y2003. Crisis in emerging markets has worsened the scenario for it makes more difficult raise funds to supply financial needs of the country. This is due to the difficulty to forecast the crisis and the contagion risk is ever greater; under these circumstances the investors who lack enough information to distinguish among the different credit qualities, limit the access to funds under good conditions and in several occasions cut completely the access to issues from the emerging countries.

In Latin America several external shocks may increase the risk of contagion in 2002 and 2003, among which: i) the development of the crisis in Argentina, ii) uncertainty in the markets caused by the elections in Brazil and Ecuador, iii) the permanent threat of a higher volatility due to the political crisis in Venezuela and Perú, and iv) the most recent events shown in Uruguay and México.

The Brazilian markets have been recently affected by the election polls that put the opposition candidate in the first place of preferences; this event has increased the investors’ aversion towards said country. Likewise, the rating agencies have downgraded the rating due to the implicit risk caused by the incapacity to pay the debt due to the high concentration of maturities for the coming two years.

On the other hand, Uruguayan economy has been hit by the crisis of its two main commercial partners: Brazil and Argentina. It has made Uruguay reduce 20 % of its international reserves in the past weeks, forcing Uruguay to let its currency float from past June 19. At the same time, it

1	Amount after the exchange.

2	According to figures before the exchange.

received a package from the IMF for US $ 1.5 billion. Despite the foregoing measures, Moody’s downgraded the sovereign rating from BA2 to B1.

México has also felt the effects of the Brazilian crisis. In fact its currency has suffered an ongoing devaluation reaching its minimum levels in the past 18 months. However, it is expected the stabilization of the Mexican peso as the US economy shall be recovering.

Perú has been affected by the political crisis that will probably end in the removal of some cabinet members. Likewise, the crisis has been aggravated by the delay in some privatization processes that jeopardizes the financial requirements for Y2002.

On the other hand, Venezuela has not been able to cope with the political crisis that has ravaged the country from past March. Venezuelan currency has been devaluated in about 80%. Likewise, it has presented difficulties to get the necessary funds to cover its financing requirements.

Taking into account these problems, it is necessary to take advantage of the current market conditions and develop financing programs that allow to reduce the refinancing risk as well as the indebtedness cost to finance budgetary appropriations for Y2003.

3. Domestic market stability

The difficulty to access the international market could be reflected in a major pressure on the domestic market. A temporary closing of the international market would lead the Government to raise a higher amount of funds at domestic level with negative consequences for the private investment and a rise of the domestic interest rate. The first event would take place as the National Government absorbs more credit resources available in the economy, while the second event would be translated into the competition between the public and private sector for the available domestic funds.

These consequences would be reflected in a lower growth of the economy, as the private investment would be reduced at the same level as the Government gets its financing in the domestic market.

III.    STRATEGY

The best choice to meet repayments foreseen for 2003 would be the implementation of a pre-financing program that allows to secure the funds to honor this obligation.

Likewise, it is necessary to take advantage of the prevailing favorable environment after the elections that granted the new President a victory in the first round. The conditions are given to continue with the pre-financing strategy, making use of the market relish and current rate levels to obtain an outstanding saving regarding indebtedness costs. On the other hand, it is very important to leave next administration enough funds to cover payments to be due in first quarter of 2003.

Considering the foregoing reasons, the National Government considers that it is very convenient to count with an indebtedness quota necessary to pre-finance the Y2003 budget covering in this way repayments for next year.

IV.    RECOMMENDATIONS

The Ministry of Finance and Public Credit and the National Planning Department recommend the CONPES to authorize the Nation an indebtedness quota up to US $ 600 million or its equivalent in other currencies to pre-finance budgetary appropriations for Y2003.

This document has been translated by
Carlos Arturo Peñaranda Cruz
Sworn Translator licensed by
Resolution No. 00037 issued on
January 28, 1998

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION NO. 2526 OF NOVEMBER 27, 2002

“Whereby the Nation is authorized to issue, subscribe and place External Public Indebtedness Certificates in the international capital markets UP TO AN AMOUNT OF SIX HUNDRED AND NINETY-NINE MILLION SIX HUNDRED AND FIFTY-NINE THOUSAND US DOLLARS (US $ 699,659,000) or its equivalent in other currencies and other provisions are taken”

THE GENERAL DIRECTOR OF PUBLIC CREDIT

in use of his legal powers and specially those conferred by Articles 19 of Decree 2681 of 1993 and letter a) of Article 1 of the Ministry Resolution 2650 of November 12, 1996, and

WHEREAS:

Article 3 of Decree 2681 of 1993 authorizes the state entities to carry out public credit operations among which are comprised, among others, the issuance, subscription and placement of national bond certificates;

Article 10 of Law 533 of 1999 sets forth that are considered as national bond certificates, the bonds and other securities with credit tenor and a period for their redemption, being issued by state entities;

Article 19 of Decree 2681 of 1993 sets forth that the issue and placement of national bond certificates on behalf of the Nation requires an authorization granted by the Ministry of Finance and Public Credit, which is to be granted upon the approval to be given by the National Council of Economic and Social Policies -CONPES- and the opinion of the Inter-Parliamentary Commission of Public if it deals with External Public Indebtedness Certificates with a period over a year;

Pursuant to CONPES 3156 DNP:DIFP Document of March 5, 2002, the National Council of Economic and Social Policies -CONPES- rendered its favorable opinion to the Nation to issue external notes up to an amount of TWO HUNDRED MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US $ 200,000,000) or its equivalent in other currencies, to finance budgetary appropriations for Y2002, and after having discounted the issuances made based on said CONPES document, as of today there is an authorized and non used amount of NINETY-NINE MILLION SIX HUNDRED AND FIFTY-NINE THOUSAND US DOLLARS (US $ 99,659,000);

Pursuant to CONPES 3176 of July 15, 2002, the National Council of Economic and Social Policies -CONPES- rendered its favorable opinion to the Nation to issue external notes up to an amount of SIX HUNDRED MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US $ 600,000,000) or its equivalent in other currencies, to pre-finance budgetary appropriations for Y2003, and based on said CONPES document, the Nation has not made issuances, leaving an authorized and non used amount that added to the mentioned amount of the previous whereas is equivalent to SIX HUNDRED NINETY-NINE MILLION SIX HUNDRED AND FIFTY-NINE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US $ 699,659,000);

The Honorable Inter-Parliamentary Commission of Public Credit, in session held on May 31, 2001, rendered its favorable, unanimously opinion to the Nation - Ministry of Finance and Public Credit - to issue securities in the international capital markets for an amount up to 1,8 BILLION OF US DOLLARS or its equivalent in other currencies, intended to finance budgetary appropriations for FY2001 and FY2002; after having discounted the issuances carried out based on said opinion there is an authorized and non-used amount equivalent to ONE HUNDRED AND THREE MILLION SEVEN HUNDRED AND NINETY-NINE THOUSAND US DOLLARS (US $ 103,799,000);

The Honorable Inter-Parliamentary Commission of Public Credit, in sessions held on June 13 and 20, 2002, rendered its favorable, unanimously opinion to the Nation - Ministry of Finance and Public Credit - to issue securities in the international capital markets for an amount up to TWO HUNDRED MILLION US DOLLARS (US $ 200,000,000) and FOUR HUNDRED MILLION US DOLLARS (US $ 400,000,000) or its equivalent in other currencies, respectively, intended to finance budgetary appropriations for FY2003; and based on said opinions, the Nation has not carried out issuances, leaving an authorized and non-used amount that added to the aforementioned amount in the previous whereas is equivalent to SEVEN HUNDRED AND THREE MILLION SEVEN HUNDRED AND NINETY-NINE THOUSAND US DOLLARS (US $ 703,799,000);

In line with provisions of Article 16, letters c) and h) of Law 31 of 1992, through External Resolution Nº 3 of May 25, 2001, the Board of Directors of Banco de la República indicated the general financial conditions to which the Nation must be bound to place

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external public indebtedness certificates in the international capital markets proceeds of which shall be earmarked to finance budgetary appropriations for FY2002;

Likewise, the Board of Directors of Banco de la República, through External Resolution Nº 2 of June 7, 2002, indicated the general financial conditions to which the Nation must be bound to place external public indebtedness certificates in the international capital markets proceeds of which shall be earmarked to finance budgetary appropriations for FY2003;

Letter a) of Article 1 of Ministerial Resolution 2650 of November 12, 1996 delegated on the General Director of Public Credit the authorization to issue and place public external debt instruments of the Nation under the terms provided for in Article 19 of Decree 2681 of 1993;

The Nation is planning to issue External Public Indebtedness Certificates in the international capital markets up to an amount of SIX HUNDRED NINETY-NINE MILLION SIX HUNDRED AND FIFTY-NINE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US $ 699,659,000), or its equivalent in other currencies to finance budgetary appropriations corresponding to FY2002 and the pre-financing plan for Y2003;

RESOLVES:

ARTICLE ONE.-    To authorize the Nation to issue, subscribe and place External Public Indebtedness Certificates in the international capital markets for the amount of SIX HUNDRED NINETY-NINE MILLION SIX HUNDRED AND FIFTY-NINE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US $ 699,659,000), or its equivalent in other currencies, of which NINETY-NINE MILLION SIX HUNDRED AND FIFTY-NINE THOUSAND US DOLLARS (US $ 99,659,000) must be used to finance the budgetary appropriations corresponding to FY2002, while the remaining proceeds will be earmarked to pre-finance budgetary appropriations for Y2003.

ARTICLE TWO.-    The External Public Indebtedness Certificates dealt with in previous Article will have the following characteristics, terms and conditions:

Maturity: Over	two (2) years, depending on the market to be entered.

Interest rate:    Fixed- or variable rates according to market conditions prevailing on the date of placement, subject to the limits determined by the Board of Directors of Banco de la República.

Other charges and fees:    The ones corresponding to this sort of operations.

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ARTICLE THREE.-    The other terms, conditions and characteristics of the issue authorized hereby will be determined by the General Directorate of Public Credit of the Ministry of Finance and Public Credit.

ARTICLE FOUR.-       To authorize the Nation to carry out the operations linked to the public credit transaction referred to in Article 1 hereof.

ARTICLE FIVE.-         In line with provisions of Article 7 of Law 488 of 1998, the payment of principal, interest, fees and other charges related to the issue authorized hereby, will be tax-exempt from any national taxes, rates, imposts and levies only when such transaction is carried out with people who are non-resident or without legal residence in Colombia.

ARTICLE SIX.-            The Nation - Ministry of Finance and Public Credit must comply to the other relevant regulations, in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the Banco de la República and other concurrent provisions.

ARTICLE SEVEN.-      This resolution is valid as from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit, pursuant to provisions of Article 18 of Law 185 of 1995

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LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D. C., as of November 27, 2002

                        (Signed)
CESAR ALBERTO MENDOZA SÁENZ
GENERAL DIRECTOR OF PUBLIC CREDIT (ACTING)
MINISTRY OF FINANCE AND PUBLIC CREDIT

This document has been translated by
Carlos Arturo Peñaranda Cruz
Sworn Translator licensed by
Resolution No. 00037 issued on
January 28, 1998

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